UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Next.e.GO N.V.*

(Exact name of registrant as specified in its charter)

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The Netherlands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Next.e.GO Mobile SE Lilienthalstraße 1 52068 Aachen, Germany	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value €0.12 per share	The Nasdaq Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-270504

Securities to be registered pursuant to Section 12(g) of the Act: None

* Immediately prior to the completion of the offering to which this Registration Statement relates, we intend to undertake a change of legal form and to change our name from Next.e.GO B.V. to Next.e.GO N.V. All securities being registered herein will be issued by Next.e.GO N.V., a public limited liability company incorporated in the Netherlands.

Item 1. Description of Registrant’s Securities to be Registered.

Next.e.GO N.V. (the “Registrant”) hereby incorporates by reference the description of its ordinary shares, nominal value €0.12 per share (the “Ordinary Shares”) to be registered hereunder contained under the section “Description of TopCo Securities and Articles of Association” in the Registration Statement on Form F-4 of the Registrant (Reg. No. 333-270504), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2023, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates. In addition, the above-referenced description included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Next.e.GO B.V.

	By:	/s/ Ariane Martini
		Name:	Ariane Martini
		Title:	Managing Director
Dated: October 19, 2023

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